UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

January 29, 2023

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39540	68-0551851
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Floor 15

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 358-3679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PLTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2023, Jeffrey Buckley, Chief Accounting Officer, announced his decision to step down from his position as Chief Accounting Officer, effective at 12:01 a.m. Mountain Standard Time one business day after the public filing of Palantir Technologies Inc.’s (“Palantir”) Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the Securities and Exchange Commission (the “Effective Time”). Following the Effective Time, Mr. Buckley will continue as an employee of Palantir for a period of time to assist with the transition, after which he is expected to continue as an advisor to Palantir.

On January 29, 2023, Palantir’s Board of Directors (the “Board”) appointed Heather Planishek to succeed Mr. Buckley as Palantir’s Chief Accounting Officer and designated her as the principal accounting officer, effective immediately following the Effective Time. Ms. Planishek, age 39, joined Palantir in August 2016 and has served as Controller since September 2020, prior to which she led Palantir’s financial reporting and technical accounting team. Before joining Palantir, Ms. Planishek’s background included SEC reporting and technical accounting at Hewlett Packard Enterprise and public accounting at Ernst & Young LLP.

Ms. Planishek will receive an annual base salary of $400,000. Additionally, in connection with her appointment, subject to the terms and conditions of Palantir’s 2020 Equity Incentive Plan and the forms of award agreements thereunder and the approval of the Board or its Compensation, Nominating & Governance Committee, she is expected to receive a restricted stock unit award, which is expected to cover 683,747 shares of Palantir Class A common stock and be scheduled to vest as to 83,895 shares in 2023, 149,852 shares in 2024, 200,000 shares in each of 2025 and 2026 and 50,000 shares in 2027, subject to her continued service with Palantir or any parent or subsidiary of Palantir.

Palantir has previously entered into its form of indemnification agreement with Ms. Planishek.

There are no family relationships between Ms. Planishek and any director or executive officer of Palantir, and no transactions involving Ms. Planishek that would require disclosure under Item 404(a) of Regulation S-K.

In addition, on January 29, 2023, the Board appointed Shyam Sankar, previously Palantir’s Chief Operating Officer and Executive Vice President, to the new role of Chief Technology Officer and Executive Vice President in line with his current focus on leading product development across Gotham, Foundry and Apollo, as well as early-stage efforts in research and development.

In addition, on January 29, 2023, the Board appointed Ryan Taylor, previously Palantir’s Chief Legal and Business Affairs Officer, to the new role of Chief Revenue Officer and Chief Legal Officer, reflecting his focus on sales and revenue growth as well as his continuing leadership of Palantir’s legal team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2023	Palantir Technologies Inc.

	By:	/s/ Alexander C. Karp
Alexander C. Karp
Chief Executive Officer